UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2011

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA	20166-6691 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (703) 467-1800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 21, 2011, National Rural Utilities Cooperative Finance Corporation (“CFC”) entered into two syndicated revolving credit agreements that provide committed revolving credit availability for commercial paper back-up and general corporate purposes.  CFC entered into an $884.875 million four-year agreement that expires on October 21, 2015 and an $834.875 million five-year agreement that expires on October 21, 2016 (collectively “the Agreements”). As a condition to closing the Agreements, CFC terminated its five-year facility dated March 16, 2007 and its three-year facility dated March 10, 2010. The replacement of these facilities with the Agreements resulted in a decrease of $714 million in commitments.  The Agreements require CFC to comply with maximum leverage and minimum adjusted times interest earned ratio (“TIER”) covenants, which are the same covenants included in our existing three-year facility dated March 21, 2011. CFC will pay quarterly facility fees to the banks as determined by pricing matrices in the Agreements.  If CFC were to borrow funds under the Agreements, it would be required to repay the amount borrowed plus interest at rates specified in the Agreements.  CFC has the right to choose between a LIBOR-based or Prime Rate-based rate of interest plus a spread on any borrowing under the Agreements.  Under each of Agreements, CFC may request letter of credit issuances for up to $100 million.

Under each of the Agreements, CFC has the right, subject to certain terms and conditions, to increase the aggregate amount of the commitments to up to $1,300 million either by increasing the commitment of one or more existing lenders or by adding one or more new lenders, provided that no existing lender’s commitment may be increased without the consent of the lender, the letter of credit issuing lender and administrative agent.

CFC's three-year agreement totaling $1,125 million is still in effect and expires on March 21, 2014.  The total committed credit under our three current facilities was $2,844.75 million at October 21, 2011. CFC’s available commitment amount under its revolving credit facilities is reduced by the amount of letters of credit that are issued. As a result, CFC’s available commitment under the revolving credit facilities at October 21, 2011 was $2,836.114 million. Our ability to borrow or obtain a letter of credit under all three agreements is not conditioned on the absence of material adverse changes with regard to CFC.

CFC remains in compliance with all covenants and conditions under its revolving credit agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

By: /s/ Steven L. Lilly
       Steven L. Lilly
       Senior Vice President and Chief Financial Officer

Dated:  October 21, 2011